UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 30, 2009

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 30, 2009, Franklin Covey Co. (the Company) entered into a second modification agreement with JPMorgan Chase Bank, N.A. (the Lender) on its line of credit facility (the Second Modification Agreement).  The Lender also provides the majority of the Company’s day-to-day banking services.  Under terms of the Second Modification Agreement, the Company’s borrowing capacity will reduced as follows (dollars in thousands):

Effective Date	Borrowing Capacity
June 30, 2009	$20,000
August 31, 2009	18,000
November 30, 2009	13,500

In addition, any payments made to the Company by Franklin Covey Products, LLC from the working capital settlement and reimbursable costs associated with the sale transaction note receivable are required to be paid on the line of credit and will also reduce the available borrowing capacity as shown above by the amount of the payments.  For example, a $2.0 million payment received from Franklin Covey Products, LLC prior to August 31, 2009 would reduce the borrowing capacity on the line of credit at August 31, 2009 to $16.0 million.

The Second Modification Agreement also increases the effective interest rate on the line of credit facility from LIBOR plus 1.50 percent to LIBOR plus 2.00 percent, effective on the date of the Second Modification Agreement.

In addition to customary non-financial terms and conditions, the line of credit requires the Company to be in compliance with specified financial covenants, including: (i) a funded debt to earnings ratio; (ii) a fixed charge coverage ratio; (iii) a limitation on annual capital expenditures; and (iv) a defined amount of minimum net worth.  In the event of noncompliance with these financial covenants and other defined events of default, the Lender is entitled to certain remedies, including acceleration of the repayment of amounts outstanding on the line of credit.  The Second Modification Agreement also modified the funded debt to earnings ratio and fixed charged coverage ratio over the quarterly periods ended August 2009 and November 2009.

The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Modification Agreement, which is filed as Exhibit 10.1 attached hereto.

The original credit agreements with the Lender are described in further detail, and the corresponding agreements are attached as exhibits to the Form 8-K filed with the Securities and Exchange Commission on March 19, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On June 30, 2009, the Company entered into a second modification agreement with the Lender on its line of credit facility as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:
	10.1	Second Modification Agreement by and among Franklin Covey Co. and JPMorgan Chase Bank, N.A., dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 7, 2009	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer